Exhibit 99.1

Basanite Announces Strategic Supply and Distribution Agreements

Adds Two Construction Industry Veterans to the Basanite Board of Directors

POMPANO, FL / ACCESSWIRE / December 13, 2021 / Basanite Inc., (OTCQB: BASA) (“Basanite” or the “Company”), a manufacturer of environmentally friendly, high-performance composite construction materials made from basalt fiber and basalt fiber reinforced polymer (“BFRP”), today announced Basanite has entered into a strategic partnership, comprised of two (2) principal five (5) year agreements: an Exclusive Supplier Agreement with Concrete Products of the Palm Beaches, Inc. (“CPPB”), and a Distribution Agreement with U.S. Supplies, Inc. (”USS”).

These agreements and related collaboration are expected to accelerate the validation and acceptance of Basanite’s products in the construction market, creating potential for significant new domestic and international orders for Basanite.

Highlights

•	Supplier Agreement with CPPB, a custom precast manufacturer, under which Basanite will serve as sole supplier of basalt fiber and BFRP products for use in CPPB’s concrete products.

•	Distributor Agreement with USS, a domestic and international distributor of building products and supplies, under which Basanite products will be offered to USS’ large customer base in the U.S. and exclusively in seven Central and South American countries.

•	Two construction industry veterans appointed to Basanite’s Board of Directors: Manuel A. (Manny) Rodriguez, President of CPPB and USS, and Frederick H. (Fred) Tingberg, Jr., a successful construction industry executive and consultant to CPPB.

•	USS has received a warrant to purchase 40 million shares of Basanite common stock at $0.33 per share, with half vesting immediately and the remaining half to vest when USS and its associates invest $5 million in new capital into Basanite.

•	With the new capital from the strategic partners, Basanite is required to purchase five (5) additional BasaMax™ machines in order to meet the anticipated demand.

“We are delighted to enter this strategic partnership with USS and CPPB and welcome Manny and Fred to our board of directors,” stated Simon Kay, Basanite’s Acting Interim Chief Executive Officer. “Together, we will change how buildings and structures are built, using Basanite’s green, sustainable, advanced composite products, designed specifically to address corrosion issues in an eco-friendly manner.”

“Moreover, with the recent passage of the Federal Infrastructure Bill, America is looking towards the rebuilding and repairing of its bridges, tunnels, buildings, highways, ports, seawalls, and underground hydraulic structures” Mr. Kay continued. “These infrastructure elements are failing due to corrosion of steel reinforcement in the concrete, primarily the rebar. Basanite’s reinforcement products offer the solution as they are completely corrosion proof.”

“We are ‘all in’ with this collaboration because we believe Basanite manufactures the most technically advanced composite reinforcement construction products available today” said Manny Rodriguez, President of CPPB and USS. “Basanite’s products are green and sustainable; completely corrosion free; stronger and lighter than steel; non-conductive; and offer a long-life cycle. They are also safer to transport and use on the job site. They make perfect sense to address current infrastructure issues and for the infrastructure of the future. As a key customer and distributor, as well as by participating as a Basanite board member, my companies and I are fully committed to help drive acceptance of Basanite’s products in the construction marketplace and to generate significant new product orders for Basanite.”

About the Agreements

Basanite will be CPPB’s exclusive provider of Basalt Fiber concrete reinforcement products, including BasaFlexTM, Basanite’s patent pending BFRP reinforcing bar, also known as composite rebar. In addition, Basanite’s products will be the only basalt fiber and BFRP products distributed by USS. Together, Basanite, CPPB, and USS and will champion BasaFlexTM and other advanced Basanite products to the national and international construction industry; construction and civil engineering firms; architectural design and build firms; city, state and federal government agencies; and concrete manufacturing communities.

With the new business USS and CPPB are expected to bring to Basanite, USS has been given a warrant to purchase 40 million shares of Basanite common stock at $0.33 per share, half of which vests immediately and half of which vests when USS and its associates provide no less than $5,000,000 of new equity investment in a future Basanite financing. A portion of these funds will be allocated to purchase five (5) additional BasaMaxTM pultrusion manufacturing machines, to support the expected new demand from the CPPB and USS contracts.

CPPB is a custom precast manufacturer of a line of products made from a combination of cement and aggregates, focusing on underground structures. CPPB will employ its engineering expertise to design sustainable concrete structures, focused on the use of BasaFlex™, and other Basanite-products. CPPB will be responsible for taking all necessary steps to obtain clearance, validation, importation authorization, product approvals, as well as regulatory licenses or other approvals, permits or material authorizations as may be required by any governmental agency or authority with respect to the importation, marketing, distribution, sale and use of CPPB’s concrete products incorporating Basanite’s products.

USS plans to focus on the distribution of Basanite products to its large customer base, including precasters; cast-in-place contractors; and state, county, city and federal governments and agencies within the United States. USS will also distribute Basanite products on an exclusive basis in seven countries in Central America and South America: El Salvador, Guatemala, Honduras, Mexico, Colombia, Ecuador and Peru.

More details of the Exclusive Supplier and Distribution Agreements can be found a Form 8-K filing to be filed by Basanite with the Securities and Exchange Commission.

About Basanite

Basanite, Inc. (OTCQB: BASA), through its wholly owned subsidiary Basanite Industries, LLC, is a manufacturer and developer of environmentally friendly, high-performance basalt fiber composite products used in the construction industry. Superior to traditional steel elements, Basanite's sustainable products are non-corrosive, lighter, stronger and longer lasting. For more information, please visit www.BasaniteIndustries.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” which are based on Company management's current expectations and assumptions as of the date of this press release regarding the Company's business and performance, its prospects, current factors, the economy, and other future conditions and forecasts of future events, circumstances, and results and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “feel,” "may," “plan,” "will," "expect," "anticipate," "estimate," "intend," “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release involve substantial risks and uncertainties that could cause future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. All forward-looking statements in this press release reflect Basanite’s current analysis of existing trends and information and represent Basanite’s judgment only as of the date of this press release. Actual results (including, without limitation, the anticipated benefits of the Exclusive Supplier and Distribution Agreements and new Company board members, as well as the potential for future investment in the Company, each as described herein) may differ materially from current expectations based on a number of factors, many of which are beyond the Company’s control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company (including the risk of the Company continuing as a going concern), please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under "Risk Factors" therein, which was filed with the Securities and Exchange Commission on March 31, 2021, as well as the Company’s other filings with the Securities and Exchange Commission, all of which may be viewed at http://www.sec.gov.

Investor Contact
Mark Komonoski, Partner

Integrous Communications
Phone: 1-877-255-8483
Email: mkomonoski@integcom.us